SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2014

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts 02421

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2014, the Compensation Committee of the Board of Directors of Cubist Pharmaceuticals, Inc. (the “Company”) approved an amended and restated Short-Term Incentive Plan (“STI Plan”), effective as of January 1, 2014. The STI Plan covers our executive officers, excluding our Chief Executive Officer and the next three most highly compensated executives other than our Chief Financial Officer. The STI Plan was amended to: (i) provide that all plan awards for a performance period will be forfeited if the Company fails to achieve at least 80% of the applicable revenue goal for the performance period and (ii) clarify that the plan administrator retains the discretion to reduce, increase or eliminate any plan award in accordance with its assessment of corporate and individual goal achievement.

This summary of the amendment to the STI Plan is qualified in its entirety by reference to the STI Plan, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ending December 31, 2013 and which is incorporated herein by reference to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

By:	/s/ Thomas J. DesRosier
Thomas J. DesRosier
Senior Vice President, Chief Legal Officer,
General Counsel & Secretary

Dated:  February 21, 2014